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                                                                    Exhibit 99.1

                               [GRAPHIC OMITTED]




                        ANNUAL MEETING OF STOCKHOLDERS



                                            , 2002

                             9:00 A.M. (Local Time)



                        PlanetCAD Inc. Executive Offices

                          2520 55th Street, Suite 200

                            Boulder, Colorado 80301








[GRAPHIC OMITTED]                                                          proxy

--------------------------------------------------------------------------------

          This Proxy is Solicited on Behalf of the Board of Directors





The undersigned stockholder of PlanetCAD Inc. hereby appoints David Hushbeck

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and Joy Godesiabois, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of PlanetCAD Inc. that the undersigned may be entitled to vote as of July 31, 2002 with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PlanetCAD Inc. to
be held at 9 A.M. (local time) on           , 2002 at the executive offices
of PlanetCAD Inc., or any postponements, continuations and adjournments thereof.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.










                      See reverse for voting instructions.


Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PlanetCAD Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.

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The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4, 5 and 6.


1. Proposal to ratify PlanetCAD's
   issuance of 1,202,463 shares of
   its Series B Convertible Preferred
   Stock. Shares of Series B
   Convertible Preferred Stock are
   not entitled to vote and will not         [ ] For   [ ] Against   [ ] Abstain
   be counted on this proposal.

2. Proposal to adopt the Agreement
   and Plan of Merger, as amended,
   dated as of May 1, 2002, by and
   among PlanetCAD Inc., Raven
   Acquisition Corporation, a
   wholly-owned subsidiary of
   PlanetCAD, and Avatech Solutions,
   Inc. (the "Merger Agreement") and
   to approve the merger of Raven
   Acquisition Corporation with and
   into Avatech Solutions, Inc. (with
   Avatech Solutions, Inc. being the
   surviving corporation) pursuant to
   the terms of the Merger Agreement
   and as described in more detail in
   the proxy statement/prospectus            [ ] For   [ ] Against   [ ] Abstain
   that accompanies this proxy card.




                                [GRAPHIC OMITTED]

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3. Proposal to approve amendments to
   PlanetCAD's certificate of
   incorporation to effect a reverse
   stock split of PlanetCAD's common
   stock by a ratio of between
   one-for-two and one-for-20 (such
   ratios to consist only of whole
   numbers). The board of directors
   would retain the discretion to
   implement one of the proposed
   splits, or to elect not to                [ ] For   [ ] Against   [ ] Abstain
   implement any of them.

4. Proposal to approve an amendment
   to PlanetCAD's certificate of
   incorporation to change the name
   of PlanetCAD to Avatech Solutions,        [ ] For   [ ] Against   [ ] Abstain
   Inc. post merger.

5. Proposal to elect the following
   nominees as Directors to serve in
   their successors are duly elected
   and qualified:

                                            [ ] FOR all nominees    [ ] WITHHOLD
   01 David W. Hushbeck                        (except as marked)
   02 James A. Fanella                             authority
   03 Eugene J. Fischer                                                 for all
   04 H. Robert Gill
   05 Philip E. Barak




(Instructions: To withhold authority to
vote for any indicated nominee, write
the number(s) of the nominee(s) in the
box provided to the right.)                  -----------------------------------

                                             -----------------------------------

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6. Proposal to approve the PlanetCAD
   2002 Stock Option Plan.                   [ ] For   [ ] Against   [ ] Abstain


UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, AND EACH OF THEM, IN THEIR DISCRETION, TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

Address Change? Mark Box [ ]  Indicate changes below:

                                                     Date
                                                          ----------------------


                                             -----------------------------------

                                             -----------------------------------


                                             Please sign exactly as shown on
                                             your stock certificate and on
                                             the envelope in which this proxy
                                             was mailed. When signing as
                                             partner, corporate officer,
                                             attorney, executor,
                                             administrator, trustee,
                                             guardian, etc., give full title
                                             as such and sign your own name
                                             as well. If stock is held
                                             jointly, each joint owner must
Signature(s) in Box                          sign.